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                                                                     EXHIBIT 4.2

                                   AMENDMENT

                                     TO THE

                             ARTHROCARE CORPORATION

                         1999 NONSTATUTORY OPTION PLAN

     Pursuant to the authority reserved to the Board of Directors (the "Board") of ArthroCare Corporation, a corporation organized under the laws of the State of Delaware, under Section 15(a) of the ArthroCare Corporation 1999 Nonstatutory Option Plan (the "Plan"), the Board hereby amends the Plan as set forth below.

     Stock Subject to the Plan. The first sentence of Section 3 of the Plan is
     -------------------------
amended to read in its entirety as follows:

     "Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,850,000 Shares."


                              * * * * * * * * * *


     I hereby certify that the foregoing Amendment to the Plan was duly adopted by the Board of Directors of ArthroCare Corporation, effective as of April 26, 2001.

     Executed on this 1st day of June, 2001.


                                       /s/ Michael W. Hall
                                       ------------------------------------
                                       Michael W. Hall, Secretary